Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              KVH Industries, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                               Delaware 05-0420589
                (State or Other Jurisdiction of (I.R.S. Employer
               Incorporation or Organization) Identification No.)
                              110 Enterprise Center
                         Middletown, Rhode Island 02842
               (Address of Principal Executive Offices) (Zip Code)


 KVH Industries, Inc. Amended and Restated 1996 Incentive and Nonqualified Stock
                                   Option Plan
   KVH Industries, Inc. Amended and Restated 1996 Employee Stock Purchase Plan
                           (Full Titles of the Plans)

                        Mr. Martin A. Kits van Heyningen
                      President and Chief Executive Officer
                              KVH Industries, Inc.
                              110 Enterprise Center
                              Middletown, RI 02842
                     (Name and Address of Agent for Service)

                                 (401) 847-3327
          (Telephone Number, Including Area Code, of Agent For Service)

                                 With copies to:
                             Adam Sonnenschein, Esq.
                             Foley, Hoag & Eliot llp
                             One Post Office Square
                           Boston, Massachusetts 02109
                                 (617) 832-1000

                         CALCULATION OF REGISTRATION FEE
                         ------------------------------------------------------------------------------------


                                                          Proposed               Proposed          Amount of
       Title of Securities             Amount         Maximum Offering      Maximum Aggregate     Registration
        to be Registered          to be Registered   Price Per Share (1)    Offering Price (1)        Fee
Common stock, $.01 par value       785,457 shares         $5.375(2)          $4,221,831.38       $1,055.46(2)
Common stock, $.01 par value       214,543 shares         $4.13 (3)            $886,062.59         $221.52(3)
Common stock, $.01 par value       151,137 shares         $4.569(4)            $690,544.95         $172.64(4)
Common stock, $.01 par value        98,863 shares         $5.375(5)            $531,388.63         $132.85(5)
                          Totals 1,250,000 shares                            $6,329,827.55       $1,582.46


(1)      Estimated solely for the purposes of determining the registration fee.

(2) For shares issuable pursuant to options that may be granted under the KVH Industries, Inc. Amended and Restated 1996 Incentive and
         Nonqualified Stock Option Plan, estimated pursuant to Rule 457(c) based on the average of the high and low prices of the Common Stock as reported on the National Association of Securities Dealers Automated
         Quotation National Market System (the "Nasdaq NMS") on August 10, 2001.

(3)      For shares issuable under stock options granted under the KVH
         Industries, Inc. Amended and Restated 1996 Incentive and Nonqualified
         Stock Option Plan and outstanding at August 10, 2001, estimated pursuant to Rule 457(h) based on the exercise prices of such options.

(4)      For shares issuable pursuant to the Amended and Restated 1996 Employee
         Stock Purchase Plan, pursuant to Rule 457(c) and (h) based on 85% of the average of the high and low prices of the Common Stock as reported on the Nasdaq NMS on August 10, 2001.

(5)      For shares issued  pursuant to the Amended and Restated 1996 Employee
         Stock Purchase Plan, pursuant to Rule 457(c) based on the average of the high and low prices as reported on the Nasdaq NMS on August 10, 2001.


     This Registration Statement covers 1,000,000 shares of our common stock issuable pursuant to our Amended and Restated 1996 Incentive and Nonqualified Stock Option Plan and 250,000 shares of our common stock issued or issuable pursuant to our Amended and Restated 1996 Employee Stock Purchase Plan. These shares are in addition to the 1,805,000 shares of common stock registered pursuant to the Registration Statement on Form S-8, File No. 333-08491, which we filed with the Securities and Exchange Commission on July 19, 1996.

     The contents of our Registration Statement on Form S-8, File No. 333-08491, are incorporated herein by reference.

                               Reoffer Prospectus



         The material which follows, up to but not including the page beginning
Part II of this registration statement, constitutes a Reoffer Prospectus prepared in accordance with the applicable requirements of Part I of Form S-3 under General Instruction C to Form S-8. The Reoffer Prospectus is to be used in connection with resales of restricted securities issued and outstanding under our Amended and Restated 1996 Employee Stock Purchase Plan.

                              KVH Industries, Inc.

                          98,863 Shares of Common Stock

     This Reoffer Prospectus relates to the resale, by the holders of 98,863 shares of common stock, par value $.01 par value per share, of KVH Industries, Inc., issued pursuant to the purchase of stock under our Amended and Restated 1996 Employee Stock Purchase Plan. We will refer to such holders as selling stockholders.

     All of the shares of our common stock covered by this Reoffer Prospectus are being offered by certain of our stockholders on a delayed or continuous basis.

     We will not receive any proceeds from the offering. We will bear the costs relating to the registration of the shares being offered by this Reoffer Prospectus, other than selling commissions.

     The selling stockholders, or any pledgees, donees, transferees, or other successors in interest of the selling stockholders, may offer the shares from time to time during the effectiveness of this registration statement for sale through the Nasdaq National Market, in the over-the-counter market, in one or more negotiated transactions, or through a combination of methods of sale, at prices and on terms then prevailing or at negotiated prices. The selling stockholders may sell the shares through broker-dealers, who may receive compensation in the form of discounts, concessions or commissions.

     Our common stock is traded on the Nasdaq National Market under the symbol "KVHI." On August 10, 2001, the last reported sale price for our common stock on the Nasdaq National Market was $5.50 per share.

     Our executive offices are located at 50 Enterprise Center, Middletown, Rhode Island, 02842, and our telephone number is (401) 847-3327.

                   The common stock offered hereby involves a
                              high degree of risk.
                           See discussion of risks on
                                    page 8.


     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is August 15, 2001

                                Table of Contents

                                                                     Page

Where You Can Find More Information...................................7

Information Incorporated by Reference.................................7

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.....................8

OUR COMPANY...........................................................9

Use of Proceeds.......................................................9

Selling Stockholders..................................................9

Plan of Distribution.................................................10

Legal Matters........................................................12

Experts  12





TracVision(R), Tracphone(R), Azimuth(R), Sailcomp(R) and DataScope(R) are registered trademarks of KVH. GyroTrac, TACNAV, and E-Core are KVH trademarks. This prospectus also includes trademarks of companies other than KVH.

                       Where You Can Find More Information

         We file annual, quarterly, and current reports, proxy statements, and other information with the Securities and Exchange Commission. You may read any document that we have filed or will file with the Securities and Exchange Commission without charge at the public reference facilities maintained by the Securities and Exchange Commission at the following locations:

Main Office                                         Regional Offices
Room 1024                                           Suite 1400
Judiciary Plaza                                     500 West Madison Street
450 Fifth Street, N.W.,                             Chicago, Illinois 60661
Washington, D.C. 20549                              7 World Trade Center
                                                    Thirteenth Floor
                                                    New York, New York 10048


         For a fee prescribed by the Securities and Exchange Commission, you may obtain copies of all or any portion of the documents that we file with the Securities and Exchange Commission from the main office of the Public Reference Section of the Commission at the above address, or by calling the Commission at 1-800-SEC-0330. Our filings are also available to the public on the Commission's Website at http://www.sec.gov.

     Our common stock is traded on the Nasdaq National Market. Reports and other information concerning our company may be inspected at the National Association of Securities Dealers, Inc., 1725 K Street, N.W., Washington, D.C. 20006.

         This Reoffer Prospectus constitutes part of a Registration Statement on Form S-8 filed by us with the Commission under the Securities Act of 1933, as amended. This Reoffer Prospectus does not contain all of the information contained in the registration statement, and reference is hereby made to the registration statement and related exhibits for information with respect to our company and the securities offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in such instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                      Information Incorporated by Reference

         The Securities and Exchange Commission allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this Reoffer Prospectus, and information that we later file with the Commission will automatically update and supersede this information. We incorporate by reference the following documents:

(a)  Our annual report on Form 10-K for the fiscal year ended December 31, 2000;

(b)  Our quarterly report on From 10-Q for the quarter ended March 30, 2001;

(c)  Our quarterly report on From 10-Q for the quarter ended June 30, 2001;

(d) Our current reports on Form 8-K dated January 5, 2001, April 19, 2001 and June 11, 2001;

(e) The description of the our common stock contained in the registration statement on Form 8-A filed with the Commission on March 26, 1996, under Section 12 of the Securities Exchange
     Act, including any amendment or report filed for the purpose of updating such description; and
(f)  Any document that we file with the Securities and Exchange
     Commission under Sections 13(a), 13(c), 14 or 15(d) of the
     Securities Exchange Act after the date of this prospectus and before the termination of this offering. Information in these filings will be deemed to be incorporated by reference as of the date we make the filing.
       You may request a copy of these filings from us at no cost by writing or calling us at the following address and telephone number:

                                    KVH Industries, Inc.
                                    50 Enterprise Center
                                    Middletown, RI  02842
                                    Attention: Chief Financial Officer
                                    (401) 847-3327

         You should rely only on the information contained or incorporated by reference in this Reoffer Prospectus. We have not authorized anyone else to provide you with additional or different information. These securities are only being offering in states where the offer is permitted. You should not assume that the information in this Reoffer Prospectus is accurate as of any date other than the dates on the front of this Reoffer Prospectus.

                             SPECIAL NOTE REGARDING
                           FORWARD-LOOKING STATEMENTS

         Some of the information in this Reoffer Prospectus and in the documents that we incorporate by reference into this Reoffer Prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "expect," "anticipate," "plan," "believe," "seek," "estimate," "internal," "backlog" and similar words. Statements that we make in this Reoffer Prospectus and in the documents that we incorporate by reference into this Reoffer Prospectus that are not statements of historical fact may also be forward-looking statements. In particular, statements that we make in "Management's Discussion and Analysis of Financial Condition and Results of Operations" relating to our shipment level and profitability, increased market share and the sufficiency of capital to meet working capital and capital expenditures requirements, are forward-looking statements. Forward-looking statements are not guarantees of our future performance, and involve risks, uncertainties and assumptions that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. There may be events in the future that we are not accurately able to predict, or over which we have no control. You should not place undue reliance on forward-looking statements. We do not promise to notify you if we learn that our assumptions or projections are wrong for any reason.

         Before you invest in our common stock, you should be aware that the risks we discuss in our annual report and our quarterly reports and other documents we incorporate by reference and the risks we discuss elsewhere in this Reoffer Prospectus could cause our actual results to differ from any forward-looking statements. You should consider these risks carefully before deciding to purchase shares of our common stock.



                                   OUR COMPANY

         KVH was organized in Rhode Island in 1978 and was reincorporated in Delaware on August 16, 1985. We completed our initial public offering in April 1996. Our executive offices are located at 50 Enterprise Center, Middletown, Rhode Island, 02842, and our telephone number is (401) 847-3327. References to KVH or our Company include KVH Industries, Inc., and KVH Europe A/S, its Danish sales subsidiary, unless the context otherwise requires.

         We develop and manufacture innovative, mobile, high-bandwidth satellite communications systems, navigation products, and fiber optic sensors, connecting people in moving vehicles with data through channels like the Internet and the military's "digital battlefield." Beginning with the invention of the digital compass, we have introduced a series of innovative products, including the development of breakthrough satellite communications products and the integration of our fiber optic technology, throughout our product lines.

                                 Use of Proceeds

         We will not receive any proceeds from the sale of common stock being offered in this Reoffer Prospectus by the selling stockholders.

                              Selling Stockholders

         The following table sets forth certain information with respect to the beneficial ownership of our common stock by each of the selling stockholders as of July 30, 2001 and as adjusted to reflect the sale of the shares of common stock offered hereby for all selling stockholders. Beneficial ownership of the common stock by the selling stockholders following this offering will depend on the number of shares sold by each selling stockholder. The shares of common stock offered by this Reoffer Prospectus may be offered from time to time by the selling stockholders named below. The following table assumes that all the common stock offered by this Reoffer Prospectus is sold. In addition, certain non-affiliates of KVH who each hold less than the lesser of 1,000 shares and 1% of the shares issuable under the plan pursuant to which such shares were granted and who, therefore, are not required to be named in the following table may use this Reoffer Prospectus for offers and sales of up to an aggregate of 41,595 shares of common stock.

         We determined ownership in accordance with rules of the Securities and Exchange Commission. Beneficial ownership includes voting power and/or investment power with respect to the securities held by the named individuals. Shares of common stock subject to options currently exercisable or exercisable within 60 days of July 30, 2001, are deemed outstanding for purposes of computing the percentage beneficially owned by the person holding the options but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as otherwise noted, the persons or entities named have sole voting and investment power with respect to all shares shown as beneficially owned by them. We have calculated the percentage beneficially owned based upon the 10,923,649 shares of common stock outstanding as of July 30, 2001.


----------------------------------- ----------------------------- ------------------------ -----------------------------
                                     Shares Beneficially Owned                              Shares Beneficially Owned
             Name and                    Before Offering(1)       Number of Shares Being          After Offering
  Relationship with the Company                                     Registered For Sale
                                                                          Hereby
----------------------------------- ----------------------------- ------------------------ -----------------------------
                                       Number        Percent                                  Number         Percent
----------------------------------- ------------- --------------- ------------------------ -------------- --------------

Mary D. Aceto                          1,682            *                  1,561                121             *

Donnie E. Allen                        19,399           *                  3,653              15,746            *

Sidney M. Bennett                      41,147           *                  3,439              37,708            *

Mads Bjerre-Petersen                   52,960           *                  3,665              49,295            *

Lois K. Brashler                       1,406            *                  1,272                134             *

Nancy A. Brennan                       5,933            *                  1,409               4,524            *

Jeffrey P. Brunner                     30,500           *                  4,321              26,179            *

Christopher Burnett                    98,405           *                  5,450              92,955            *

William G. Burns                       2,796            *                  1,355               1,441            *

John Cabral                            1,216            *                   905                 311             *

Stephen M. Cote                        5,313            *                  1,610               3,703            *

James Dodez                            75,475           *                  5,200              70,275            *

Edward Dunne                           12,270           *                  3,757               8,513            *

Jeffrey O. Hawes                       20,496           *                  3,955              16,541            *

Christine Marion                       2,817            *                  1,022               1,795            *

John J. McAlarney                      12,557           *                  3,441               9,116            *

Robert J. Miller                       8,327            *                  2,593               5,734            *

Sandra M. Mitchell                     2,335            *                  1,409                926             *

Joseph Napoli                          4,884            *                  1,084               3,800            *

Gerald Ormseth                         3,592            *                  1,399               2,193            *

James Rossi                            7,762            *                  1,262               6,500            *

Vincent J. Tarricone                   1,075            *                   638                 437             *

Robert Young                           4,934            *                  1,688               3,246            *

Susan Young                            3,992            *                  1,180               2,812            *

* Less than 1%.
(1) Includes shares of common stock not currently owned but which are subject to options currently exercisable or exercisable within 60 days of July 30, 2001.

         The Registration Statement shall also cover any additional shares of common stock that become issuable in connection with the shares of common stock registered for sale hereby by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that results in an increase in the number of outstanding shares of our common stock.

                              PLAN OF DISTRIBUTION

         The shares offered hereby may be sold from time to time by the selling stockholders, the pledgees, donees, transferees or other successors in interest of the selling stockholders and by certain unnamed non-affiliates of the company, each of whom holds less than 1,000 shares purchased under our Amended and Restated 1996 Employee Stock Purchase Plan. Such sales may be made on one or more exchanges or in the over-the-counter market, or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The shares may be sold by one or more of the following methods:

     - a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     - purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this Reoffer Prospectus;

     - an exchange  distribution  in accordance with the rules of such exchange;
and

     - ordinary brokerage transactions and transactions in which the broker solicits purchasers.

 In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from selling stockholders in amounts to be negotiated immediately prior to the sale. The selling stockholders and any broker-dealers that participate in the distribution may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commission received by them and any profit on the resale of shares sold by them may be deemed to be underwriting discounts and commissions. In addition, any securities covered by this Reoffer Prospectus that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to the Reoffer Prospectus.

         If a selling stockholder notifies us that any material arrangement has been entered into with a broker-dealer for the sale of the shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this Reoffer Prospectus, if required, pursuant to Rule 424(c) under the Securities Act, disclosing the following information:

     -  the  name  of  each  selling   stockholder  and  of  the   participating
broker-dealer(s);

     - the number of shares involved;

     - the price at which such shares were sold;

     - the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

     - that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this Reoffer Prospectus; and

     - other facts material to the transaction.

         We have agreed to pay the expenses incurred in connection with preparing and filing the Registration Statement and this Reoffer Prospectus (other than selling commissions).



                                  Legal Matters

         The validity of the shares of common stock offered hereby will be passed upon for us by Foley, Hoag & Eliot llp of Boston, Massachusetts.





                                     Experts

         The consolidated financial statements and schedule included in the Annual Report on Form 10-K of KVH Industries., Inc. for the fiscal year ended December 31, 2000, incorporated by reference herein and elsewhere in the Registration Statement, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.




         No broker, dealer or any other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Reoffer Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us or any selling stockholder. This Reoffer Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the shares of common stock to which it relates or an offer to, or a solicitation of, any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this Reoffer Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the company since the date hereof or that information contained herein is correct as of any time subsequent to its date.

                              KVH Industries, Inc.



                          98,863 Shares of Common Stock




                                   PROSPECTUS




                                 August 15, 2001

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

 Exhibit
 No.               Description

   4.1    Amended and Restated 1996 Incentive and Nonqualified Stock Option Plan

   4.2    Amended and Restated 1996 Employee Stock Purchase Plan.

   5.1    Opinion of Foley, Hoag & Eliot llp

  23.1    Consent of KPMG llp

  23.2    Consent of Foley, Hoag & Eliot llp (included in Exhibit 5.1)

  24.1    Power of Attorney (contained on the signature page)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, KVH Industries, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Middletown, Rhode Island, on this 15th day of August, 2001.

                              KVH Industries, Inc.

                               By: /s/ Martin A. Kits van Heyningen
                                   Martin A. Kits van Heyningen
                                   President and Chief Executive Officer


                                POWER OF ATTORNEY

         The undersigned officers and directors of KVH Industries, Inc. hereby severally constitute and appoint Martin A. Kits van Heyningen his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or any of them, may deem necessary or advisable to be done in connection with this registration statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for any or all of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the indicated capacities as of August 15, 2001.

                  Signature                     Title

/s/Martin A. Kits van Heyningen     Chief Executive Officer and Director        August 15, 2001
Martin A. Kits van Heyningen                (Principal Executive Officer)

/s/Richard C. Forsyth.                Chief Financial Officer                   August 15, 2001
Richard C. Forsyth                      (Principal Accounting
                                           and Financial Officer)

/s/Arent H. Kits van Heyningen              Director                            August 15, 2001
Arent H. Kits van Heyningen

/s/Robert W. B. Kits van Heyningen          Director                            August 15, 2001
Robert W.B. Kits van Heyningen

/s/Mark S. Ain                              Director                            August 15, 2001
Mark S. Ain

/s/Stanley K. Honey                         Director                            August 15, 2001
Stanley K. Honey

/s/Werner Trattner                          Director                            August 15, 2001
Werner Trattner

                                            Director
Charles R. Trimble


                                  EXHIBIT INDEX

         Exhibit
           No.                       Description

  4.1  Amended and Restated 1996 Incentive and Nonqualified Stock Option Plan

  4.2   Amended and Restated 1996 Employee Stock Purchase Plan

  5.1   Opinion of Foley, Hoag & Eliot llp

 23.1   Consent of KPMG llp

 23.2   Consent of Foley, Hoag & Eliot llp (included in Exhibit 5.1)

 24.1   Power of Attorney (contained on the signature page)

                                                                   Exhibit 5.1



                                                     August 15, 2001

KVH Industries, Inc.
110 Enterprise Center
Middletown, RI  02842

Ladies and Gentlemen:

         We have acted as counsel for KVH Industries, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") relating to the offering by the Company of 1,250,000 shares (the "Shares") of its common stock, $.01 par value, issuable pursuant to the KVH Industries, Inc. Amended and Restated 1996 Incentive and Nonqualified Stock Option Plan and Amended and Restated 1996 Employee Stock Purchase Plan (the "Plans").

         In arriving at the opinions expressed below, we have examined and relied on the following documents:

  (i)      the Registration Statement;

  (ii)     copies of the Plans;

  (iii) the Certificate of Incorporation of the Company, as amended as of the date hereof;

  (iv)     the By-Laws of the Company, as amended as of the date hereof; and

  (v) the records of meetings and consents of the Board of Directors and stockholders of the Company provided to us by the Company.

         In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such other records, documents and instruments of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. We have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as certified or photostatic copies.

         We express no opinion other than as to the General Corporation Law of the State of Delaware.

         Based upon the foregoing, we are of the opinion that:

  1. The Company has the corporate power necessary for the issuance of the Shares under the Plans, as contemplated by the Registration Statement.

  2. The Shares have been duly authorized and, when issued against payment of the agreed consideration therefor in accordance with the respective exercise prices therefor as described in each of the Plans, will be validly issued, fully paid and non-assessable.

         We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                             Very truly yours,

                            Foley, Hoag & Eliot LLP


                             By /s/Adam Sonnenschein
                                 Adam Sonnenschein, Esq.

                                                                 Exhibit 23.1







                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
KVH Industries, Inc.

We consent to the use of our reports included in the KVH Industries, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2000, which is incorporated by reference herein, and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ KPMG LLP


Providence, Rhode Island
August 14, 2001